UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2006

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY	56-0165465
d/b/a Progress Energy Carolinas, Inc.
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3274	FLORIDA POWER CORPORATION	59-0247770
d/b/a Progress Energy Florida, Inc.
100 Central Avenue
St. Petersburg, Florida 33701-3324
State of Incorporation: Florida

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is filed separately by three registrants: Progress Energy, Inc., Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. and Florida Power Corporation d/b/a Progress Energy Florida, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by any other registrant.

SECTION 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2006, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Progress Energy, Inc. (the “Company”) took the actions described below with respect to the Company’s executive officers, including those officers that would be considered “named executive officers” for Securities and Exchange Commission reporting purposes for the Company and its registered subsidiaries, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. ("PEC") and Florida Power Corporation d/b/a Progress Energy Florida, Inc. Progress Energy’s executive officers serve as officers and/or directors of various Progress Energy subsidiaries. They have multiple responsibilities within and provide various services to Progress Energy and its subsidiaries. The total compensation of Progress Energy’s executive officers is designed to cover the full range of services they provide to Progress Energy and its subsidiaries. It is not the policy of Progress Energy to allocate compensation paid to its executive officers among the various subsidiaries to which they provide services.

Base Salaries. The Committee approved base salaries for the named executive officers, effective March 20, 2006, as follows: Robert B. McGehee, $1,220,000; William D. Johnson, $730,000; Peter M. Scott III, $625,000; Clayton S. Hinnant, $480,000; Fred N. Day IV, $395,000; Donald K. Davis, $345,000; and H. William Habermeyer Jr., $320,000.

Annual Incentives. The Committee approved annual incentive bonuses for the named executive officers earned in 2005 and based on 2005 performance as follows: Robert B. McGehee, $1,275,000; William D. Johnson, $680,000; Peter M. Scott III, $500,000; Clayton S. Hinnant, $285,000; Fred N. Day IV, $315,000; Donald K. Davis, $325,000; H. William Habermeyer Jr., $226,000; and Geoffrey S. Chatas, $277,750. The annual incentives are cash bonuses awarded pursuant to, and consistent with the terms of, the Company’s Management Incentive Compensation Plan.

Long-Term Incentive Awards. The Committee approved grants of performance shares and restricted stock, respectively, to certain named executive officers as follows: Robert B. McGehee, 66,029 and 40,200; William D. Johnson, 29,599 and 16,600; Peter M. Scott III, 19,723 and 12,100; Clayton S. Hinnant, 11,646 and 6,000; and Fred N. Day IV, 11,659 and 6,100.  Both the performance shares and restricted stock are awarded pursuant to, and consistent with the terms of, the Company’s Equity Incentive Plan.

SECTION 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 15, 2006, Peter S. Rummell informed the Company that he will be retiring from the Board of Directors of Progress Energy and PEC effective May 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.,
CAROLINA POWER & LIGHT COMPANY,
d/b/a PROGRESS ENERGY CAROLINAS, INC. and
FLORIDA POWER CORPORATION
d/b/a PROGRESS ENERGY FLORIDA, INC.
Registrants

By:	/s/ Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: March 17, 2006